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                                                                    EXHIBIT 10.1
                    AGREEMENT AS TO EXPENSES AND LIABILITIES

        AGREEMENT AS TO EXPENSES AND LIABILITIES, dated as of __________, 1998, between First Coastal Bancshares, a California corporation, as holder of the common securities of First Coastal Capital Trust and issuer of Junior Subordinated Debentures (the "Corporation"), and First Coastal Capital Trust, a Delaware business trust (the "Issuer Trust").

        WHEREAS, the Issuer Trust intends to issue its Common Securities (the "Common Securities") to and acquire Junior Subordinated Debentures from the Corporation and to issue and sell _____% Cumulative Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement, dated as of __________, 1998, among First Coastal Bancshares, as Depositor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, the Administrators and the Holders of Preferred Securities, as the same may be amended from time to time (the "Trust Agreement");

        WHEREAS, the Corporation will directly or indirectly own all of the common securities of the Trust and will issue the Junior Subordinated Debentures;

        WHEREAS, capitalized terms used but not defined herein have the meanings set forth in the Trust Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

        SECTION 1.1. Guarantee by the Corporation. The Corporation hereby agrees to assume any and all Obligations (as hereinafter defined) of the Issuer Trust and in the event any such Obligation is not so assumed, subject to the terms and conditions hereof, the Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Issuer Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities (but not including liabilities related to taxes) of the Issuer Trust, other than obligations of the Issuer Trust to pay to holders of any Preferred Securities the amounts due such holders pursuant to the terms of the Preferred Securities. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

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        SECTION 1.2. Subordination of Guarantee. The guarantee and other liabilities and obligations of the Corporation under this Agreement shall constitute unsecured obligations of the Corporation and shall rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Corporation to the extent and in the manner set forth in the Indenture with respect to the Junior Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Corporation hereunder. The obligations of the Corporation hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Corporation.

        SECTION 1.3. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which the Junior Subordinated Debentures shall have been distributed to the Holders of the Preferred Securities as provided in Article IX of the Trust Agreement; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by the Corporation and Wilmington Trust Company, as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

        SECTION 1.4. Waiver of Notice. The Corporation hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

        SECTION 1.5. No Impairment. The obligations, covenants, agreements and duties of the Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

        (a) the extension of time for the payment by the Issuer Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

        (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Issuer Trust granting indulgence or extension of any kind; or

        (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors,

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reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust (other than the dissolution of the Trust in accordance with the terms thereof).

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Corporation with respect to the happening of any of the foregoing.

        SECTION 1.6. Enforcement. A Beneficiary may enforce this Agreement directly against the Corporation and the Corporation waives any right or remedy to require that any action be brought against the Issuer Trust or any other person or entity before proceeding against the Corporation.

        SECTION 1.7. Subrogation. The Corporation shall be subrogated to all rights (if any) of any Beneficiary against the Issuer Trust in respect of any amounts paid to the Beneficiaries by the Corporation under this Agreement; provided, however, that the Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II

        SECTION 2.1. Assignment. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void; provided, however, that, upon any transfer of the Common Securities, this Agreement shall be assigned and delegated by the Corporation to its successor with such transfer without any action by either party hereto.

        SECTION 2.2. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the Beneficiaries.

        SECTION 2.3. Amendment. So long as there remains any Beneficiary or any Preferred Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities without the consent of such Beneficiary or the holders of the Preferred Securities, as the case may be.

        SECTION 2.4. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or


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certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

        If given to the Corporation:

               First Coastal Bancshares
               275 Main Street
               El Segundo, California  90245
               Facsimile No.:  (310) 322-2411
               Attention:  Chief Financial Officer

        If given to the Issuer Trust:

               First Coastal Capital Trust
               c/o Wilmington Trust Company
                     1100 N. Market Street
                     Rodney Square North
                     Wilmington, Delaware 19890
               Facsimile No.: (302) 651-8882
               Attention: Corporate Trust Administration

               With a copy to:

               First Coastal Bancshares
               275 Main Street
               El Segundo, California  90245
               Facsimile No.:  310-322-2411
               Attention:  Chief Financial Officer


        SECTION 2.5. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.


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        THIS AGREEMENT is executed as of the day and year first above written.


                                       FIRST COASTAL BANCSHARES


                                       By:
                                          ------------------------
                                       Name:
                                       Title:

                                       FIRST COASTAL CAPITAL TRUST


                                       By:
                                          ------------------------
                                       Name:
                                       Title:    Administrator